Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the registration statement on Form S-1/Amendment No. 3 (File No.: 333-146986) (the “Registration Statement”) of Sound Worldwide Holdings, Inc., a Delaware corporation (the “Company”), the use of our report dated March 3, 2008, on the balance sheets of Sound Worldwide Ltd., a wholly-owned subsidiary of the Company, for the three and nine months ended December 31, 2007, and the related statements of operations, stockholders’ equity and cash flows through December 31, 2007 and for the period then ended, and the use of our report dated October 9, 2007 for the fiscal year ended March 31, 2007 and the related statements of operations, stockholders’ equity and cash flows for the fiscal years ended March 31, 2006 and March 31, 2007, and the Company’s reference to us under the caption “Experts” in the Registration Statement and any amendments thereto.

/s/ Dominic K.F. Chan & Co.
Dominic K.F. Chan & Co. Hong Kong April 1, 2008